UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2008
American Financial Realty Trust
(Exact Name of Registrant as Specified in Charter)

Maryland	1-31678	02-0604479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Old York Road
Jenkintown, PA		19046

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 887-2280
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
In connection with its release of supplemental financial guidance information on February 11, 2008 relating to the anticipated impact on the Registrant’s fourth quarter 2007 results as a result of certain completed or anticipated asset sales, the Registrant is making available its press release associated with such release of supplemental financial guidance information. This press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information being furnished pursuant to this “Item 2.02. Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act regardless of any general incorporation language in such filing.
Item 7.01 Regulation FD Disclosure.
As discussed in Item 2.02 above, the text of which is incorporated by reference into this Item 7.01 Regulation FD Disclosure, the Registrant’s AFFO 2007 annual guidance will be impacted by previously unanticipated impairment charges that will be taken in the fourth quarter of 2007 in connection with completed and anticipated asset sales.
The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.
Item 9.01 Financial Statements and Exhibits.
99.1	Press Release issued by American Financial Realty Trust dated February 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL REALTY TRUST
By:	/s/ Edward J. Matey Jr.
Edward J. Matey Jr.
Executive Vice President and General Counsel

Dated: February 11, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release issued by American Financial Realty Trust dated February 11, 2008.